Exhibit 99.1

Deckers Outdoor Corporation Appoints Mike Devine as Independent Director

GOLETA, Calif.--(BUSINESS WIRE)--March 7, 2011--Deckers Outdoor Corporation (NASDAQGS: DECK) today announced the appointment of Michael F. Devine, III to its Board of Directors, effective March 1, 2011. Mr. Devine will serve as a director until the next annual meeting on May 31, 2011, at which time he will be included as a nominee for election by the Company’s stockholders.

Mike Devine has served as Executive Vice President and Chief Financial Officer of Coach, Inc. [NYSE: COH], a leading marketer of modern classic American accessories, since 2001. He recently announced his retirement, effective August 2011. During his tenure, Coach grew its annual sales nearly 500% to $4 billion and more than tripled its retail store base. In addition, Mr. Devine was named the number one CFO in Apparel, Footwear and Textiles by Institutional Investor six times (2004-2007, 2009, 2010), awarded CFO of the Year for New York City in 2007 by the Executive Board, and recognized as one of the 100 Most Influential People in Finance – Visionary CFO by the Treasury & Risk Management Magazine in 2005. Prior to joining Coach, he was Executive Vice President and Chief Financial Officer of Mothers Work, Inc. Mr. Devine began his career at Honeywell, Inc. [NYSE: HON] in 1980. He currently chairs the audit committee for Express, Inc. [NYSE: EXPR] and is on the audit committee of Nutrisystems, Inc. [NASDAQ: NTRI].

Angel Martinez, President, Chairman and Chief Executive Officer of Deckers, stated: “We are very pleased to welcome Mike to our Board of Directors. His experience and financial leadership of a world renowned company like Coach speaks for itself. I am confident Mike will be extremely valuable as we continue to develop our retail platform and further expand our global reach.”

Deckers Outdoor Corporation strives to be a premier lifestyle marketer that builds niche brands into global market leaders by designing and marketing innovative, functional and fashion-oriented footwear developed for both high performance outdoor activities and everyday casual lifestyle use. Teva®, Simple®Shoes, UGG® Australia, TSUBO®, Ahnu® and MOZO® are registered trademarks of Deckers Outdoor Corporation.

This news release contains statements regarding our expectations, beliefs and views about our future financial performance which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may" or by the fact that such statements relate to future, and not just historical, events or circumstances, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for the Company's markets and the demand for its products. The forward-looking statements in this news release regarding our future financial performance are based on currently available information as of the date of this release, and because our business is subject to a number of risks and uncertainties, some of which may be beyond our control, actual operating results in the future may differ materially from the future financial performance expected at the current time. Those risks and uncertainties include, among others: the continued decline of the global economy; the ability to realize returns on our new and existing retail stores; our ability to anticipate fashion trends; a decline in wholesaler, distributer, or direct consumer demand or inventory needs; impairment charges related to a decline in the value of our brands’ intangible assets below their carrying values; shortages or price fluctuations of raw materials that could interrupt product manufacturing and increase product costs; increased costs of manufacturing in China and Vietnam and actions by foreign governments; currency fluctuations; our ability to implement our growth strategy; the success of our customers, their ability to perform and obtain credit in an adverse economic environment and the risk of losing one or more of our key customers; our ability to develop and adequately protect our brands and intellectual property; the risk that counterfeiting can harm our sales or our brand image; our dependence on independent manufacturers to supply and store our products; the risk that retailers could postpone or cancel existing orders; unpredictable events and circumstances and currency risks related to our international operations; volatile credit and equity markets; liquidity and market risks for our cash equivalents and short-term investments; the risk of losing key personnel or the interruption of key information technology systems; a delay, increase in cost, or interruption in the delivery of merchandise to our customers; the sensitivity of our sales to seasonal and weather conditions; and we could be subject to additional income tax liabilities. Certain of these risks and uncertainties, as well as others, are more fully described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which the Company filed with the SEC on March 1, 2011, and under “Risk Factors” in any subsequent filings with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date of this release. The Company undertakes no obligation to publicly release or update the results of any revisions to forward-looking statements, which may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks and uncertainties highlighted herein should not be assumed to be the only items that could affect the future performance or valuation of the Company.

CONTACT:
Deckers Outdoor Corporation
Tom George, 805-967-7611
Chief Financial Officer
or
Investor Relations:
ICR, Inc.
Brendon Frey, 203-682-8200